EXHIBIT 32

CODDLE CREEK FINANCIAL CORP.

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of the Coddle Creek Financial Corp. (the “Company”) certify that the Quarterly Report on Form 10-QSB of the Company for the fiscal period ending September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and information contained in that Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 7, 2003	/s/ George W. Brawley, Jr.
George W. Brawley, Jr.
President and Chief Executive Officer

Dated: November 7, 2003	/s/ Billy R. Williams
Billy R. Williams
Secretary/Controller

*This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

27